EXHIBIT (a)(1)(ii)

                              LETTER OF TRANSMITTAL

                            REGARDING AN INTEREST IN

                  MONTGOMERY PARTNERS ABSOLUTE RETURN FUND LLC

                   TENDERED PURSUANT TO THE OFFER TO PURCHASE
                               DATED JULY 15, 2002


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         THEOFFER WILL EXPIRE AT, AND THIS LETTER OF TRANSMITTAL MUST BE
         RECEIVED BY THE FUND BY, 11:59 P.M., EASTERN TIME, ON FRIDAY,
                 AUGUST 30, 2002, UNLESS THE OFFER IS EXTENDED.
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        Complete this Letter of Transmittal and Return by Mail or Fax to:

                               Montgomery Partners
                     c/o PFPC Inc. (the "Subadministrator")
                               Attn: Herbert Bracy
                              103 Bellevue Parkway
                              Wilmington, DE 19809


                            Facsimile: (302) 791-4076


                           For additional information:
                              Phone: (800) 397-5566



Ladies and Gentlemen:

            The undersigned hereby tenders to Montgomery Partners Absolute Return Fund LLC, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the "Fund"), the limited liability company interest in the Fund or portion thereof (hereinafter the "Interest") held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Purchase, dated July 15, 2002 ("Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Offer"). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY THE FUND, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

            The undersigned hereby sells to the Fund the Interest or portion thereof tendered hereby pursuant to the Offer. The undersigned hereby warrants that (a) the undersigned has full authority to sell the Interest or portion thereof tendered hereby, (b) the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it and (c) the undersigned has read and agreed to all of the terms of the Offer. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

            The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Interests in the Fund or portions thereof tendered hereby.

            A promissory note for the purchase price will be delivered to the Subadministrator and then mailed by the Subadministrator to the undersigned's address of record on the books of the Fund. The Initial Payment and Final Payment, if any (each term as defined in the Offer and such payments together, the "Cash Payments"), of the purchase price for the Interest or portion thereof tendered by the undersigned will be deposited by the Fund in a segregated custodial account and then transmitted directly to the undersigned or to the undersigned's brokerage account, in accordance with instructions provided herein by the undersigned (or directly to the undersigned's brokerage account, if any, with A.G. Edwards & Sons, Inc., as described below), as described in Section 2 of the Offer to Purchase. The undersigned hereby represents and warrants that the undersigned understands that upon a withdrawal of such cash payment from such account, such brokerage may subject such withdrawal to any fees that such brokerage would customarily assess upon the withdrawal of cash from such account. (Any payment in the form of marketable securities would be made by means of special arrangement with the undersigned in the sole discretion of the Board of Directors of the Fund.) The Subadministrator will act as an agent for the undersigned for purpose of delivering the Cash Payments and the Note from the Fund to the undersigned. Under no circumstances will interest on the purchase price for Interests be paid, regardless of any delay in delivering the Cash Payments to the undersigned.

            The undersigned recognizes that the amount of the Initial Payment will be based on the unaudited estimated net asset value of the Fund as of the close of business on September 30, 2002, subject to an extension of the Offer as described in Section 1 of the Offer to Purchase. The undersigned recognizes that the Final Payment portion of the purchase price, if any, will be determined upon completion of the audit of the Fund's financial statements for fiscal 2002, which is anticipated to be completed not later than 60 days after March 31, 2003, the Fund's fiscal year end, and will be paid within ten business days thereafter.

            All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, executors, administrators, legal representatives, successors and assigns of the undersigned. Except as stated in Section 4 of the Offer to Purchase, this tender is irrevocable.

                PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

            The undersigned understands that the valid tender of an Interest pursuant to the procedures described in Section 3, "Procedure for Tendering Interests," of the Fund's Offer to Purchase will constitute a binding agreement between the undersigned and the Fund upon the terms and subject to the conditions of the Offer.

PLEASE FAX OR MAIL IN THE ENCLOSED POSTAGE PAID ENVELOPE TO:

MONTGOMERY PARTNERS
C/O PFPC INC.
ATTENTION:  Herbert Bracy
103 Bellevue Parkway
Wilmington, DE 19809

FAX:  (302) 791-4076

FOR ADDITIONAL INFORMATION, PHONE:  (800) 397-5566

PART 1.     MEMBER INFORMATION:

            Name of Member:
                                -----------------------------------------

            Social Security
            No. or Taxpayer
            Identification
            No.:
                                -----------------------

            Telephone Number:   (   )
                                -----------------------

PART 2.     AMOUNT OF LIMITED LIABILITY COMPANY INTEREST IN THE FUND BEING
            TENDERED:

            |_|   Entire limited liability company interest.

            |_| Portion of limited liability company interest expressed as a specific dollar value. (A minimum capital account with a value of greater than (a) $50,000, net of any performance fee payable to the Fund's investment adviser that would be deducted from the undersigned's capital account if September 30, 2002 were a date on which a performance fee would otherwise be paid (the "Tentative Performance Fee") and net of amounts constituting placement fees; or (b) the amount of the Tentative Performance Fee and the performance fees, must be maintained (the "Required Minimum Balance").)*

                                 $
                                   ---------------

                  * May not be less than the entire limited liability company interest if the purchase of the full amount tendered would cause the undersigned's capital account to have less than the minimum balance.

PART 3.     PAYMENT.

            PROMISSORY NOTE

            A promissory note pursuant to which a Member will receive the Initial Payment and Final Payment portions of the purchase price (together, the "Cash Payments") will be delivered by the Fund to the Subadministrator and then mailed by the Subadministrator to the undersigned's address of record on the books of the Fund. The undersigned hereby represents and warrants that the undersigned understands that any payments of cash due pursuant to the Note will be deposited by the Fund in a segregated custodial account and then transmitted directly to the undersigned or to the undersigned's brokerage account, in accordance with instructions provided herein by the undersigned, and, if so transferred to a brokerage account, may be subject upon withdrawal from such account to any fees that such brokerage would customarily assess upon the withdrawal of cash from such account. (Any payment in the form of marketable securities would be made by means of special arrangements with the undersigned.)


            The Subadministrator will act as an agent for the undersigned for purpose of delivering the Initial Payment and the Final Payment (together, the "Cash Payments") and the Note from the Fund to the undersigned. Under no circumstances will interest on the purchase price for Interests be paid, regardless of any delay in delivering such payments to the undersigned.

PART 4.     PAYMENT AND DELIVERY INSTRUCTIONS

                  NOTE: If you have a brokerage account with A.G. Edwards & Sons, Inc. ("A.G.
            Edwards"), the Fund will transmit the Cash Payments to A.G. Edwards, who will deposit them in your account with A.G. Edwards. The Note will be delivered to your address of record on the books of the Fund. Please provide the information requested below about your A.G. Edwards brokerage account:

                        Name(s) on A.G. Edwards brokerage account:
                                                                   --------------------------------

                        A.G. Edwards brokerage account number:
                                                               ------------------------------------

                  If you do NOT have a brokerage account with A.G. Edwards, the Cash Payments and the Note will be delivered to your address of record with the Fund.

PART 5.  SIGNATURE(S).

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   FOR INDIVIDUAL MEMBERS AND JOINT                 FOR OTHER MEMBERS:
   TENANTS:


   ----------------------------------------------   ---------------------------------------------
   Signature                                        Print Name of Member
   (SIGNATURE OF MEMBER(S) EXACTLY AS
   APPEARED ON SUBSCRIPTION AGREEMENT)


   ----------------------------------------------   ---------------------------------------------
   Print Name of Member                             Signature
                                                    (SIGNATURE OF AUTHORIZED SIGNATORY
                                                    FOR MEMBER)


   ----------------------------------------------   ---------------------------------------------
   Joint Tenant Signature if necessary              Print Name and Title of Signatory
   (SIGNATURE OF MEMBER(S) EXACTLY AS A
   PPEARED ON SUBSCRIPTION AGREEMENT)


   ----------------------------------------------   ---------------------------------------------
   Print Name of Joint Tenant                       Co-signatory if necessary
                                                    (SIGNATURE OF AUTHORIZED SIGNATORY
                                                    FOR MEMBER)


                                                    ---------------------------------------------
                                                    Print Name and Title of Co-signatory

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   Date:
         ---------------------------------

                                  INSTRUCTIONS

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. CONDITIONAL TENDERS. No alternative, conditional or contingent tenders will be accepted, except as may be permitted in the Fund's Offer to Purchase.

2. IRREGULARITIES. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of an Interest will be determined by the Fund, in its sole discretion, which determination shall be final and binding. The Fund reserves the absolute right to reject any or all tenders of any particular Interest (a) determined by it not to be in proper form or (b) the acceptance of or payment for which may, in the opinion of the Fund's counsel, be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer, in whole or in part, or any defect or irregularity in tender of any particular Interest or Member, and the Fund's interpretations of the terms and conditions of the Offer (including these instructions) shall be final and binding. No tender of an Interest will be deemed to be properly made until all defects and irregularities have been cured or waived. None of the Fund, PFPC Inc., the Subadministrator, or any other person shall be obligated to give notice of defects or irregularities in tenders, nor shall any of them incur any liability for failure to give any such notice. Unless waived, any defects or irregularities must be cured within such time as the Fund shall determine.

3. REQUESTS FOR ASSISTANCE AND ADDITIONAL COPIES AND FORMS. Requests for assistance should be directed to, and additional copies of the Fund's Offer to Purchase and this Letter of Transmittal may be obtained from, the Subadministrator at the address set forth at the end of the Offer to Purchase. The Subadministrator will also provide Members, upon request, with a Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding (W-8BEN) or a Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States (W-8ECI).

4. BACKUP WITHHOLDING. Each Member that desires to participate in the Offer must, unless an exemption applies, provide the Subadministrator with the Member's taxpayer identification number on the Substitute Form W-9 set forth in this Letter of Transmittal, with the required certifications being made under penalties of perjury. If the Member is an individual, the taxpayer identification number is his, her or its social security number. If the Subadministrator is not provided with the correct taxpayer identification number, the Member may be subject to a $50 penalty imposed by the Internal Revenue Service in addition to being subject to backup withholding.

            Members are required to give the Subadministrator the taxpayer identification number of the record owner of their Interests by completing the Substitute Form W-9 included with this Letter of Transmittal. If an Interest is registered in more than one name, consult the "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9," which immediately follow the Substitute Form W-9.

            If backup withholding applies, the Subadministrator is required to withhold 30% of any payment made to the Member with respect to an Interest purchased pursuant to the Offer. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding may result in an overpayment of taxes for which a refund may be obtained by the Member from the Internal Revenue Service.

            Certain Members (including, among others, most corporations and certain foreign persons) are exempt from backup withholding requirements. To qualify as an exempt recipient on the basis of foreign status, a Member must submit a properly completed Form W-8BEN or Form W-8ECI, signed under penalties of perjury, attesting to that person's exempt status. A Member would use a Form W-8BEN to certify that it (a) is neither a citizen nor a resident of the United States, (b) has not been and reasonably does not expect to be present in the United States for a period aggregating 183 days or more during the calendar year, and (c) reasonably expects not to be engaged in a trade or business within the United States to which the gain on the sale of the Interests would be effectively connected; and would use a Form W-8ECI to certify that (x) it is neither a citizen nor resident of the U.S., and (y) the proceeds of the sale of the Interests is effectively connected with a U.S. trade or business. A foreign Member may also use a Form W-8BEN to certify that it is eligible for benefits under a tax treaty between the United States and such foreign person's country of residence.

            A MEMBER SHOULD CONSULT HIS, HER OR ITS TAX ADVISOR AS TO HIS, HER OR ITS QUALIFICATION FOR EXEMPTION FROM THE BACKUP WITHHOLDING REQUIREMENTS AND THE PROCEDURE FOR OBTAINING AN EXEMPTION.

               PAYER'S NAME: MONTGOMERY PARTNERS ABSOLUTE RETURN FUND LLC

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
                  Name
                           ------------------------------------------------------------
                  Address
                           ------------------------------------------------------------
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Substitute        Part 1(a) - PLEASE PROVIDE YOUR   TIN
Form W-9          NAME AND TIN IN THE BOX AT RIGHT
Department of     AND CERTIFY BY SIGNING AND
the Treasury      DATING BELOW                     -------------------------------------
Internal                                                (Social Security Number or
Revenue Service                                       Employer Identification Number)

Payer's Request  -----------------------------------------------------------------------
for Taxpayer      Part 1(b) - PLEASE CHECK THE BOX AT RIGHT IF YOU HAVE APPLIED FOR,
Identification         AND ARE WAITING RECEIPT OF YOUR TIN. |_|
Number (TIN)

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                  Part 2 - FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING PLEASE WRITE
                  "EXEMPT" HERE (SEE INSTRUCTIONS)
                                                   ------------------------
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                  Part 3 - CERTIFICATION - Under penalty of perjury, I certify that:

                  (1)  The number shown on this form is my correct Taxpayer
                       Identification Number (or I am waiting for a number to be issued to me and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate
                       Internal Revenue Service Center or Social Security
                       Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, a percentage of all reportable payments made to me will be withheld);

                  (2)  I am not subject to backup withholding because (a) I am exempt from backup withholding, (b) I have not been notified by the
                       Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

                  (3)  I am a U.S. person (including U.S. resident alien).
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                  CERTIFICATION INSTRUCTIONS - You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.
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SIGNATURE
          -----------------------------------------------------------------------------
DATE
     ----------------------------------------------------------------------------------
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NOTE: Failure to complete and return this form may result in backup withholding of 30%
of any payments made to you pursuant to the offer. Please review the enclosed guidelines for certification of taxpayer identification number on substitute Form W-9 for additional details.

You must complete the following certificate if you checked the box in Part 3 of the substitute Form W-9

                 Certificate of Awaiting Taxpayer Identification Number

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or
Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 30% of all reportable payments made to me will be withheld.

Signature:                                               Date:                , 200
           ------------------------------------------          ---------------     -



                                          -7-
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


                GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                             NUMBER ON SUBSTITUTE FORM W-9

            Guidelines for Determining the Proper Identification Number for the
Payee (You) to Give the Payer--Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employee identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

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         For This Type of Account:             Give the Social Security Number of:
----------------------------------------------------------------------------------------
1.  Individual                              The Individual
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2.  Two or more individuals (joint          The actual owner of the account or, if
    account)                                combined funds, the first individual
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3.  Custodian account of a minor on the     The Minor (2)
    account (1) (Uniform Gift to Minors
    Act)
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4.  a.  The usual revocable savings trust   The grantor-trustee(1)
        account (grantor is also trustee)
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     b.  So-called trust account that is    The actual owner (1)
         not a legal or valid trust under
         the state law
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5.  Sole proprietorship                     The owner (3)
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
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         For This Type of Account            Give the Employer Identification Number of:

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
6.   Sole proprietorship                    The owner (3)
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7.   A valid trust, estate, or pension      The legal entity (4)
     trust
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8.   Corporate                              The corporation
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9.   Association, club, religious,          The organization
     charitable, educational, or other
     tax-exempt organization
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10.  Partnership                            The partnership
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11.  A broker or registered nominee         The broker or nominee
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(1)   List first and circle the name of the person whose number you furnish if only one person on a joint account has a social security number, that person's number must be furnished.

(2)   Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number of your employer identification number (if you have one).

(4)   List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

    NOTE: IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME, THE NUMBER WILL BE
                    CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.


                                          -8-
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